UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 16, 2007
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of The Hershey Company (the “Company”) elected H. P. Alfonso, age 50, to the office of Senior Vice President, Chief Financial Officer, effective July 16, 2007.  Mr. Alfonso, a Certified Public Accountant, joined the Company in July 2006 as Vice President, Finance and Planning, U.S. Commercial Group.  Prior to joining the Company, he was Executive Vice President and Chief Financial Officer of Cadbury Schweppes Americas Beverages (March 2005 to July 2006), Vice President Finance, Global Supply Chain of Cadbury Schweppes (London, UK) (May 2003 to February 2005) and Vice President and Chief Financial Officer of Pfizer Inc., Adams Division (August 2000 to April 2003).  A copy of the Company’s press release announcing Mr. Alfonso’s promotion is attached hereto as Exhibit 99.1.

The Company does not have an employment agreement with Mr. Alfonso.  Mr. Alfonso is compensated in accordance with the plans and programs available generally to executive officers of the Company, as outlined in the Company’s proxy statement for its 2007 annual meeting of stockholders, filed March 16, 2007.  The Compensation and Executive Organization Committee of the Company’s Board of Directors will consider changes to Mr. Alfonso’s compensation in recognition of his promotion at its regularly scheduled meeting in August, 2007.

Mr. Alfonso replaces David J. West as Chief Financial Officer.  Mr. West, who was promoted to the position of Executive Vice President, Chief Operating Officer on January 24, 2007, remained in the position of acting Chief Financial Officer until his successor was elected.  For information regarding Mr. West’s promotion to Executive Vice President, Chief Operating Officer, please refer to the Company’s Current Report on Form 8-K filed January 24, 2007.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated July 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 19, 2007

THE HERSHEY COMPANY
By: /s/ David J. West
David J. West Executive Vice President, Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	The Hershey Company Press Release dated July 16, 2007